Exhibit 21.1
ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES
As of December 31, 2016

Name	% of Voting Securities	City	State	Jurisdiction
Enstar Group Limited	N/A	Hamilton	Pembroke	Bermuda

A. Cumberland Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
1) Enstar Australia Holdings Pty Limited	100%	Sydney	NSW	Australia
a) Enstar Australia Limited	100%	Sydney	NSW	Australia
i) Cranmore Australia Pty Limited	100%	Sydney	NSW	Australia
b) AG Australia Holdings Limited	100%	Sydney	NSW	Australia
i) Gordian Runoff Limited	100%	Sydney	NSW	Australia

B. Enstar Limited	100%	Hamilton	Pembroke	Bermuda
1) Enstar (EU) Holdings Limited	100%	Guildford	Surrey	England
a) Enstar (EU) Limited	100%	Guildford	Surrey	England
b) Cranmore (UK) Limited	100%	London		England
c) Enstar (EU) Finance Limited	100%	Guildford	Surrey	England
d) Kinsale Brokers Limited	100%	Guildford	Surrey	England
2) Cranmore (Bermuda) Limited	100%	Hamilton	Pembroke	Bermuda
a) Cranmore (Asia) Limited	100%	Hamilton	Pembroke	Bermuda
i) Cranmore (Asia) Pte Limited	100%			Singapore
3) Castlewood Limited	100%	Hamilton	Pembroke	Bermuda
4) Bantry Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
a) Blackrock Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
5) Enstar Insurance Management Services Ireland Limited	100%	Dublin		Ireland
6) Enstar Investment Management Ltd.	100%	Hamilton	Pembroke	Bermuda
7) Cranmore Insurance and Reinsurance Management Services Europe Ltd	100%	Dublin		Ireland
8) B.H. Acquisition Limited	100%(2)	Hamilton	Pembroke	Bermuda
a) Brittany Insurance Company Ltd.	100%	Hamilton	Pembroke	Bermuda
b) Paget Holdings GmbH Limited	100%	Vienna		Austria

C. Kenmare Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
1) Fitzwilliam Insurance Limited	100%	Hamilton	Pembroke	Bermuda
2) Revir Limited	100%	Hamilton	Pembroke	Bermuda
a) River Thames Insurance Company Limited	100%	Guildford	Surrey	England
b) Overseas Reinsurance Corporation Limited	100%	Hamilton	Pembroke	Bermuda
c) Regis Agencies Limited	100%	Guildford	Surrey	England
3) Harper Holding SARL	100%			Luxembourg
a) Harper Insurance Limited	100%	Zurich		Switzerland
b) Enstar Holdings (US) Inc.	100%			Delaware
i) Enstar (US) Inc.	100%			Delaware
ii) Cranmore (US) Inc.	100%			Delaware
iii) Providence Washington Insurance Company	100%	Warwick		Rhode Island
iv) Clarendon National Insurance Company	100%			Illinois
v) SeaBright Insurance Company	100%			Texas

vi) Paladin Managed Care Services, Inc.	100%			California
vii) PointSure Insurance Services, Inc.	100%			Washington
viii) Sussex Holdings, Inc.	100%			Delaware
A) Sussex Insurance Company	100%			Illinois
ix) Dana Companies LLC	100%			Virginia
I) Flight Operations, Inc.	100%			Delaware
II) CP Product, LLC	100%			Virginia
III) Hose and Tubing Products, LLC	100%			Virginia
IV) Reinz Wisconsin Gasket LLC	100%			Delaware
V) Torque-Traction Manufacturing Technologies LLC	100%			Delaware
VI) Glacier Vandervell LLC	100%			Michigan
i) Dana Atlantic LLC	100%			Delaware
VII) BWDAC, Inc.	100%(7)			Delaware
VIII) EFMG LLC	100%			Virginia
i) Friction Material, Inc.	100%			Massachusetts
a) Friction , Inc.	100%			Delaware
xa) Brake Systems, Inc.	100%			Delaware
xb) EPE, Inc.	100%			California
xc) Prattville Mfg., Inc.	100%			Delaware
ii) Echlin-Ponce, Inc.	100%			Delaware
iii) ERS LLC	100%			Virginia
iv) United Brake Systems, Inc.	100%			Delaware
v) Lipe Corporation	100%			Delaware
vi) Midland Brake, Inc.	100%			Delaware
vii) Resource Development Gas Partners 1986-1 L.P.	29.3179%			Connecticut
c) Alpha Insurance SA	100%(6)			Belgium
4) Echlin Argentina S.A.	99.9%			Argentina
5) Lipe Rollway Mexicana S.A. de C.V.	98.4%			Mexico
6) Mercantile Indemnity Company Limited	100%	Guildford	Surrey	England
7) Cavell Holdings Limited	100%	Guildford	Surrey	England
8) Courtenay Holdings Ltd	100%	Hamilton	Pembroke	Bermuda
a) Enstar Acquisitions Limited	100%	Guildford	Surrey	England
i) Goshawk Insurance Holdings Limited	99.54%(3)	Guildford	Surrey	England
A) Goshawk Holdings (Bermuda) Limited	100%	Hamilton	Pembroke	Bermuda
B) Goshawk Dedicated Limited	100%	Guildford	Surrey	England
b) Royston Holdings Limited	100%	Hamilton	Pembroke	Bermuda
i) Royston Run-off Limited	100%	Guildford	Surrey	England
A) Unionamerica Holdings Limited	100%	London		England
I) Unionamerica Acquisition Co. Limited	100%	London		England
x) Unionamerica Insurance Company Limited	100%	London		England
c) Rombalds Run-Off Limited	100%	Guildford	Surrey	England
9) Comox Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
a) Bosworth Run-off Limited	100%	Guildford	Surrey	England
10) Oceania Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
a) Inter-Ocean Holdings Ltd	100%	Hamilton	Pembroke	Bermuda

i) Inter-Ocean Reinsurance Company Ltd.	100%	Hamilton	Pembroke	Bermuda
A) Inter-Ocean Reinsurance (Ireland) Limited	100%(1)	Dublin		Ireland
11) Flatts Limited	100%	Guildford	Surrey	England
a) Marlon Insurance Company Limited	100%	Guildford	Surrey	England
12) Shelbourne Group Limited	100%	London		England
a) SGL No 1 Limited	100%	London		England
b) SGL No 3 Limited	100%	London		England
c) Shelbourne Syndicate Services Limited	100%	London		England
13) North Bay Holdings Limited	58.98%	Hamilton	Pembroke	Bermuda
a) Northshore Holdings Limited	96.57%	Hamilton	Pembroke	Bermuda
i) Arden Reinsurance Company Ltd.	100%	Hamilton	Pembroke	Bermuda
ii) Alopuc Limited	100%	UK	Surrey	England
A) Atrium Underwriting Group Limited	100%	London		England
I) Atrium Risk Management Services (Washington) Limited	100%			Washington
II) Atrium Risk Management Services (British Columbia) Ltd.	100%	British Columbia		Canada
III) Atrium Insurance Agency (Asia) Pte Ltd.	100%			Singapore
IV) Atrium 5 Limited	100%	London		England
V) Atrium Insurance Agency Limited	100%	London		England
VI) Atrium Group Services Limited	100%	London		England
x) Atrium Nominees Limited	100%	London		England
VII) Atrium Underwriters Limited	100%	London		England
VIII) Atrium Underwriting Holdings Limited	100%	London		England
x) Atrium 1 Limited	100%	London		England
xi) Atrium 2 Limited	100%	London		England
xii) Atrium 3 Limited	100%	London		England
xiii) Atrium 4 Limited	100%	London		England
xiv) Atrium 6 Limited	100%	London		England
xv) Atrium 7 Limited	100%	London		England
xvi) Atrium 8 Limited	100%	London		England
xvii) Atrium 9 Limited	100%	London		England
xviii) Atrium 10 Limited	100%	London		England
xix) 609 Capital Limited	100%	London		England
b) StarStone Specialty Holdings Limited	100%	Hamilton	Pembroke	Bermuda
i) StarStone Insurance Bermuda Limited	100%	Hamilton		Bermuda
A) StarStone Corporate Capital Limited	100%			Ireland
B) StarStone Corporate Capital 2 Limited	100%			England
C) StarStone Underwriting Limited	100%			England
D) StarStone Corporate Capital 1 Limited	100%			England
E) StarStone Corporate Capital 4 Limited	100%			England
F) StarStone Corporate Capital 5 Limited	100%			England
G) Torus Bermuda Intermediaries Ltd.	100%	Hamilton		Bermuda
H) Torus Bermuda Services Limited	100%	Hamilton		Bermuda
I) StarStone Insurance Europe AG	100%			Liechtenstein
J) StarStone Finance Limited	100%			England
I) StarStone US Holdings Inc.	100%			Delaware

x) StarStone Specialty Insurance Company	100%			Delaware
xa) StarStone National Insurance Company	100%			Delaware
xb) Torus Specialty Insurance Company Escritorio de Representacao no Brasil Ltda	100%(4)			Brazil
xi) StarStone US Services, Inc.	100%			New Jersey
xa) StarStone US Intermediaries Inc.	100%			New Jersey
K) StarStone Insurance SE	100%			England
L) StarStone Insurance Services Limited	100%			England
I) Vander Haeghen & Co SA	100%(8)			Belgium
II) Arena SA	100%(9)			Belgium
III) Objective Underwriting Limited	28.5%			Hong Kong
IV) StarStone Underwriting Australia Pty Ltd.	100%			Australia
V) Malakite Underwriting Partners Limited	80%			Dubai
14) Enstar Asia Holdings Limited	100%	Guildford	Surrey	England
a) Enstar Asia Pacific Pty Ltd	100%			Australia
15) Knapton Holdings Limited	100%	Guildford	Surrey	England
a) Knapton Insurance Limited	100%	Guildford	Surrey	England
16) Enstar Financing Ltd.	100%	Hamilton	Pembroke	Bermuda
17) DLCM No. 1 Limited	100%	Guildford	Surrey	England
18) DLCM No. 2 Limited	100%	Guildford	Surrey	England
19) DLCM No. 3 Limited	100%	Guildford	Surrey	England
20) Cavello Bay Holdings Limited	100%	Hamilton	Pembroke	Bermuda
a) Cavello Bay Reinsurance Limited	100%	Hamilton	Pembroke	Bermuda
i) Global Legacy Acquisition L.P.	98%(5)	Hamilton	Pembroke	Bermuda
ii) Chatsworth Limited	100%	Hamilton	Pembroke	Bermuda
iii) KaylaRe Holdings Ltd.	48.38%	Hamilton	Pembroke	Bermuda
A) KaylaRe Ltd.	100%	Hamilton	Pembroke	Bermuda
21) Hong Kong Reinsurance Company Limited	100%			Hong Kong
22) East Point Reinsurance Company of Hong Kong Limited	100%			Hong Kong
23) Poseidon Insurance Co Pty Ltd	100%			Australia
24) Point Bay Insurance Limited	100%			Isle of Man
25) Monument Insurance Group Limited	20%			Bermuda

D. Hillcot Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
1) Brampton Insurance Company Limited	100%	Guildford	Surrey	England

E. Enstar USA, Inc.	100%	Montgomery	Alabama	Georgia
1) Enstar Financial Services, Inc.	100%	Montgomery	Alabama	Florida

F. Laguna Life Holdings Limited	100%	Hamilton	Pembroke	Bermuda
1) Laguna Life Holdings SARL	100%			Luxembourg
a) Pavonia Holdings (US), Inc .	100%			Delaware
i) Pavonia Life Insurance Company of Michigan	100%			Michigan
A) Pavonia Life Insurance Company of New York	100%			New York
ii) Enstar Life (US), Inc.	100%			Delaware
2) Laguna Life DAC	100%	Dublin		Ireland
3) Guillamene Holdings Limited	100%	Dublin		Ireland
4) Copper Coast Funds ICAV	100%			Ireland

a) Dunmore LLLP	100%	Delaware
b) Woodstown LLLP	100%	Delaware
5) Laguna Life (UK) Limited	100%	England

(1) Inter-Ocean Reinsurance (Ireland) Ltd. is 90% owned by Inter-Ocean Reinsurance Company Limited and 10% owned by Inter-Ocean Holdings Limited
(2) B.H. Acquisition Limited is 33% owned by Enstar USA, Inc. and 67% owned by Enstar Limited
(3) Goshawk Insurance Holdings Limited is 89.44% owned by Enstar Acquisitions Ltd. and 10.1% owned by Kenmare Holdings Ltd.
(4) Torus Specialty Insurance Company Escritorio de Representacao no Brasil Ltda is 99.994% owned by StarStone Specialty Insurance Company and 0.006% owned by StarStone US Holdings Inc.
(5) Global Legacy Acquisition L.P. is 97% owned by Cavello Bay Reinsurance Company Ltd. and 1% owned by Chatsworth Limited
(6) One share in Alpha Insurance SA is owned by Cavell Holdings Limited
(7) BWDAC, Inc. is 95% owned by Dana Companies, LLC and 5% owned by EFMG LLC
(8) One share in Vander Haeghen & Co SA is owned by StarStone Finance Limited
(9) One share in Arena SA is owned by StarStone Finance Limited